Exhibit 99.5

HDIMAX MEDIA, Inc. Announces A “Fresh-Start” with a new Executive Team and Plan of Action

Henderson, Nevada, February 4th, 2015 –HDIMAX MEDIA, Inc. (“HDIMAX”) (OTCPK: HMAX) announced today that on January 29th, 2015 it signed employment agreements with three senior corporate officers and accepted a new business model which they are referring to as the “Fresh-Start” program. HDIMAX is moving forward with a cloud and internet based entertainment business model which focuses on developing original content, classic film libraries from around the world, sporting events, and live streaming of “A-List” entertainer concerts from around the globe.

Under the terms of new Employment Agreement effective January 29, 2015, the Company engaged Mr. Myles A. Pressey III as Chief Business Development Officer, Interim Chief Executive Officer and Chairman of the Board.

Throughout his career, Mr. Pressey III served in many roles in investment and relationship management. Mr. Pressey III has provided financial advisor services to high net worth individuals, represented retired professional basketball players in sponsorship deals and negotiated and managed endorsement and television appearance deals for athletes and entertainers. Since 2012, Mr. Pressey III has owned and operated Regency Park Entertainment, an independent film production and finance company. From 2010 to 2012, Mr. Pressey III was the Managing Director of Film & Media at Sun Center Studios, Pennsylvania’s only state-of-the-art sound stage facility and campus dedicated to servicing major film and television production companies within the entertainment industry. Before joining Sun Center Studios in 2010, Mr. Pressey III served as the Chief Executive Officer of Pressey Padell Sports & Entertainment, which was founded in 2008 and focused on all facets of business management for athletes and entertainers. Pressey Padell Sports & Entertainment handled not only endorsements and TV appearances but also guided each athlete and entertainer, and their families through all of their financial, marketing and endorsement matters. Before establishing Pressey Padell Sports & Entertainment, Mr. Pressey III held various business and investment management roles. He holds a Bachelor of Arts Degree in Business from Antioch University.

Mr. Pressey III’s experience with current and retired professional athletes, entertainers, capital market and investment and business management is critical to our content, marketing and business development strategy that is centered around our ability to establish and maintain long-term relationships with content providers across all of our media offerings.

The Board of Directors also, effective January 29th, 2015 engaged Lynnwood A. Bibbens as President and Chief Strategy Officer.

Mr. Bibbens is a serial entrepreneur who's founded and sold several technology and e-commerce companies including American Discount Warehouse, a company he founded in 1996 and sold in 3 years for over 10 times EBITDA . Lynnwood has the ability to foresee the needs of Distributors, Brands, and Consumers as such he has formed long term relationships with corporations such as Samsung, Toshiba, Vizio, Amazon, CBS and Comcast. From 2007, Mr. Bibbens has focused on the Media and Entertainment industry by integrating multiple dynamic content platforms that use proprietary technology which enable top Brands to better understand their clients. He has teamed up with Syndication partners Dailymotion, Google, Roku, Opera, X Box, Dish, Comcast, Verizon, and Amazon. Mr. Bibbens also sits on the board of several companies; Adelman Enterprises, New England Technology, Moblty, and The Invictus Firm.

Mr. Bibbens also co-founded and launched The Invictus Firm, a Private Equity & Strategic Consulting Firm, based on his extensive background in Technology, Entertainment Content, Distribution and Syndication. Mr. Bibbens’ investment focus is on existing and new Technology companies that are dynamic and disruptive, specifically, companies that can capture and monetize content across multiple platforms while being able to capture critical data in real time. Over his 20+ years of experience, Mr. Bibbens has been directly involved with structuring, advising and distributing global private equity deals.

Additionally, effective January 29, 2015, the Board engaged Johnathan F. Adair as Chief Operating Officer of the Company.

Johnathan Adair is a seasoned veteran and well versed in all aspects of the entertainment industry with over 20 years of experience. Johnathan’s background includes post at Sony Pictures Entertainment, Universal Pictures, The Walt Disney Company and the Los Angeles Philharmonic. At Sony Pictures, Johnathan created and guided the marketing strategies for the company’s licensed consumer products division including the blockbuster Spiderman 2, which broke both box office and licensed sales records. At Universal Pictures, Johnathan ran the worldwide marketing operations for Universal Home Entertainment Productions representing over $120 million in revenue. While at the Walt Disney Company, Johnathan directed the consumer products marketing and promotional strategies for the Winnie The Pooh and Mickey Mouse brands and Disney’s television and live action film properties.

An accomplished and award winning violinist and pianist, Johnathan headed the marketing and communications divisions of the Los Angeles Philharmonic Association. Johnathan began his career at Sony Music where he served in the business affairs, marketing and A&R divisions.

Johnathan is a graduate with honors of Harvard University.

James C. Walter Sr., outgoing Chairman and CEO of HDIMAX stated, “We are impressed with HDIMAX’s incredible pool of gifted entertainment geniuses with incredible business accomplishments and believe they can bring that energy and talent to make HDIMAX an entertainment leader, both in terms of the quality of its services and its revenue model.”

According to HDIMAX’s new Chairman Myles A. Pressey III, “The Company intends to position itself in a unique niche in the online and streaming video-on-demand market with content offerings only available on our sites and yet to be announced interactive features and strategic partnerships. We have in the works some real “game-changers” that we anticipate may well disrupt the industry and the consuming public.” “Stay tuned” Mr. Pressey announces- “the best is yet to come as our media company launches its Fresh Start campaign.”

About HDIMAX MEDIA, Inc.:

HDIMAX MEDIA, Inc. is an entertainment based internet and live event broadcast company with an incredible cadre of seasoned professionals pooling all of their talents toward a common goal- the success of HDIMAX MEDIA, Inc. The company’s business model includes joint ventures with event providers, revenue share agreements with content providers, and some very unique interactive consumer based Video-On-Demand (VOD) programs offerings. The client/customer base is targeted toward the ever evolving tech-savvy consuming public who wants their content fresh, immediate, and free!!

Contact:

Corporate Office 702-463-8528

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, statements regarding Indigo, HDIMAX and their plans, products and related market potential. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “reach,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions, including the expected impact of our products and services on the industry. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. HDIMAX Media, Inc. undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.